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                                   EXHIBIT 5.1

                                  LEGAL OPINION


                   [LETTERHEAD OF CAMHY KARLINSKY & STEIN LLP]


                                 March 27, 2000




Board of Directors
NAM Corporation
1010 Northern Boulevard, Suite 336
Great Neck, New York 11021

         Re:      NAM Corporation -- Registration Statement on Form SB-2

Gentlemen:

                  You have requested our opinion in connection with the above-captioned Registration Statement on Form SB-2 (the "Registration Statement") to be filed by NAM Corporation, a New York corporation ("the Company"), with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Act"), and the rules and regulations promulgated thereunder (the "Rules"). The Registration Statement relates to the issuance by the Company of 4,468,878 shares of common stock, par value $.001 per share.

                  We have examined such records and documents and have made such examination of law as we considered necessary to form a basis for the opinions set forth herein. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies thereof.

                  Based upon such examination, it is our opinion that, when there has been compliance with the Act and applicable state securities laws, the shares of common stock, when issued, delivered and paid for, shall be validly issued, fully paid and non-assessable. Please note that a member of our the firm has options in the Company to purchase 6,000 shares of common stock.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our Firm included in this Form SB-2 Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or under the Rules.


                                            Very truly yours,


                                            CAMHY KARLINSKY & STEIN LLP